UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2012

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On March 6, 2012, Discover Bank, a wholly-owned subsidiary of Discover Financial Services, or DFS, paid $3 million of the purchase price due under the asset purchase agreement between us and Discover Bank dated May 12, 2011 and amended February 7, 2012.  Discover Bank also exercised its right under the asset purchase agreement as amended to extend the end date from March 7, 2012 to July 6, 2012.  No further extensions of the July 6, 2012 end date are permitted under the asset purchase agreement.

Under the terms of the asset purchase agreement as amended, $5 million of extension payments previously paid by Discover Bank are credited toward the purchase price of $55.9 million, $3 million of the purchase price was due on March 7, 2012, regardless of whether the transaction had closed on that date, $37.9 million is due upon the closing of the transaction, and $10 million is due on the first anniversary of the closing, in each case subject to certain conditions being satisfied.  The closing also remains subject to certain conditions being satisfied.

Tree.com expects the transaction to close mid-2012.

For further information concerning the amendment to the asset purchase agreement, please see the Tree.com’s Form 8-K filed with the SEC on February 8, 2012.

Forward-Looking Statements

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations about future events.  These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors.  These include the possibility that competing offers for the assets will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers and other business partners. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in Tree.com’s SEC filings and reports. We want to caution you not to place undue reliance on any forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.
March 9, 2012
	By:	/s/ Katharine Pierce
Katharine Pierce
Assistant General Counsel and Corporate Secretary

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